EXHIBIT 99.1

THURSDAY AUGUST 15, 10:00 AM ET
PRESS RELEASE
SOURCE: PurchasePro, Inc.


PURCHASEPRO ANNOUNCES STRATEGIC RELATIONSHIP WITH INTER-AMERICAN DATA

LAS VEGAS, Aug. 15, 2002 (PRIMEZONE) -- PurchasePro (Nasdaq:PPRO - news) today announced that it has formed a strategic relationship with Georgia-based Inter-American Data (IAD), a provider of software products and solutions to the hospitality industry. As part of the relationship, IAD acquires PurchasePro's Stratton Warren unit in a cash transaction valued at $2.5 million. The relationship and transaction were effective on August 13, 2002.

Richard L. Clemmer, president and chief executive officer of PurchasePro, said, "With this relationship with IAD we consolidate and build on our strength in the hospitality industry. IAD has been a key hospitality software player for many years. This relationship will help us drive incremental business for both companies." As part of the sale, and through the design and implementation of a joint interface, the two companies will offer a complete front-end and back-end purchasing solution to any size buyer or supplier throughout the hospitality industry.

Steve Miller, chief executive officer of IAD, said, "Our core competency is in the development and maintenance of IBM mainframe and minicomputer-based information management software for organizations in the hospitality industry. We maintain an exceedingly strong customer base and firmly believe that we're in an excellent position to manage and grow the Stratton Warren business and to strategically align with PurchasePro on the distribution of its sourcing and procurement products throughout the industry."

Mr. Clemmer added, "The cash provided by this transaction will allow PurchasePro additional runway needed to gain sales traction in this very difficult market and economic environment."

Inter-American Data automates every aspect of hotel operations from property management to credit card processing and provides its customers with a full range of software geared toward the hospitality industry.


About PurchasePro

PurchasePro(r), http://www.purchasepro.com, is a B2B e-commerce leader with the objective of providing software to enable enterprises of all sizes to gain universal access to the world's largest commerce network. Founded in 1996, PurchasePro provides electronic procurement and strategic sourcing solutions to businesses worldwide. About Inter-American Data

Established in 1981, privately held Inter-American Data is a software developer and leading reseller of IBM iSeries servers and related equipment. The company's Lodging Management System (LMS) software is the preferred property management solution for world-renowned hotels, casinos and resorts. Resolutions, an IAD company, offers a complete suite of document managing software products including eforms. IAD is headquartered outside Atlanta and maintains offices in Coral Gables, FL and Las Vegas, NV.

This news release may include forward-looking statements, which are subject to the "Safe Harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that can cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements represent only the views of certain members of management and are based on limited information available to us now, which is subject to change. We have no current plan to update these statements. Actual results may differ substantially from what we say today and no one should assume at a later date that the forward-looking statements provided herein are still valid. They speak only as of today. For more information about these risks and uncertainties, see the "Risks and Uncertainties" discussions included in the SEC filings of PurchasePro.com, Inc., that are available from the company on request and on the Internet at the SEC's website, http://www.sec.gov including our Form 10-K filing for the period ended December 31, 2001 and 10-Q filing for the period ended March 31, 2002. Note: PurchasePro is a service mark of PurchasePro.com Inc. All other trademarks or registered trademarks are the property of their respective owners.


Contact:
            PurchasePro
            Steven D. Stern, Vice President, Corporate Communications
            (702) 316-7000
            steve.stern@purchasepro.com

            Matthew Brimhall, Manager, Worldwide Public Relations
            (702) 316-7000
            matthew.brimhall@purchasepro.com